FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2000
                                                         -----------------


                        TELEPHONE AND DATA SYSTEMS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware               1-14157                  36-2669023
         --------               -------                  ----------
         (State or other        (Commission              (IRS Employer
         jurisdiction of        File Number)             Identification
         incorporation)                                  No.)




   30 North LaSalle Street, Chicago, Illinois                60602
------------------------------------------------           ---------
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

         Item 5.  Other Events.
                  -------------

         On November 27, 2000, Telephone and Data Systems, Inc. announced that it has entered into a definitive agreement for the merger of Chorus Communications Group, Ltd., of Madison, WI [OTC Bulletin Board: CCGL]. The transaction is subject to certain conditions, including regulatory approvals and approval by Chorus shareholders, and is expected to close in the second quarter of 2001. The total purchase price is $195 million and the assumption of debt. Debt outstanding on September 30, 2000 was $31 million.

         This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by TDS relating to such announcement as an exhibit.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
         Exhibits
         --------
         The exhibits  accompanying  this report are listed in the  accompanying
Exhibit Index.

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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.




Telephone and Data Systems, Inc.
(Registrant)

Date:    November 28, 2000


By:   /s/ D. Michael Jack
   ------------------------
D. Michael Jack
Vice President and Controller
(Principal Accounting Officer)

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


                                  EXHIBIT INDEX


Exhibit Number                             Description of Exhibit
--------------                             ----------------------
    99.1                                   News    Release    announcing     the
                                           acquisition  of Chorus Communications
                                           Group, Ltd., dated November 27, 2000.

    99.2 Agreement and Plan of Merger, dated as of November 24, 2000, by and among Telephone and Data Systems, Inc., Singer Acquisition Corp. and Chorus Communications Group, Ltd. is hereby incorporated by reference into the Current Report on Form 8-K dated November 24, 2000 filed by Chorus Communications Group, Ltd. on November 27, 2000.



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